Exhibit 10.15 1 MongoDB, Inc. Performance-Based Restricted Stock Unit Grant Notice (International) (2016 Equity Incentive Plan) MongoDB, Inc. (the “Company”), pursuant to its 2016 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Performance- Based Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Performance- Based Restricted Stock Unit Grant Notice”) and in the Plan and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control. Participant: Date of Grant: Vesting Base Date: Target Number of Restricted Stock Units (based on 100% attainment): Maximum Number of Restricted Stock Units: (based on 200% attainment): ___________________________________________ ___________________________________________ ___________________________________________ ___________________________________________ ___________________________________________ Vesting Schedule: [______________] If a Participant’s Continuous Service terminates for any reason, then the Participant shall not vest in any further Restricted Stock Units after the date of such termination; provided, however, that if the Participant’s Continuous Service is terminated without Cause within twelve months following a Change in Control, 100% of any then-unvested Restricted Stock Units shall vest as of the date of such termination. Issuance Schedule: The shares of Common Stock to be issued in respect of the Award will be issued in accordance with the issuance schedule set forth in Section 6 of the Restricted Stock Unit Agreement. Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Performance-Based Restricted Stock Unit Grant Notice, the Award Agreement, including any country-specific appendices, and the Plan. Participant acknowledges and agrees that this Performance-Based Restricted Stock Unit Grant Notice and the Award Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Performance-Based Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Common Stock pursuant to the Award and supersede all prior oral and written agreements on that subject with the exception, if applicable, of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law, and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company and such system shall have the same force and effect as hard-copy execution.

Exhibit 10.15 2 MongoDB, Inc. Participant By: _ ________________________________ Signature Signature Title: Date: ___________________________ Date: _________________________ Attachments: Award Agreement, 2016 Equity Incentive Plan

Exhibit 10.15 3 MongoDB, Inc. 2016 Equity Incentive Plan Restricted Stock Unit Agreement Pursuant to the Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Award Agreement”) and in consideration of your services, MongoDB, Inc. (the “Company”) has awarded you (“Participant”) a Performance-Based Restricted Stock Unit Award (the “Award”) pursuant to Section 6 of the Company’s 2016 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Award Agreement or the Grant Notice will have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows. 1. Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units/shares of Common Stock subject to the Award. This Award was granted in consideration of your services to the Company or an Affiliate. Except as otherwise provided herein, you will not be required to make any payment to the Company or an Affiliate (other than services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the Restricted Stock Units or the delivery of the Company’s Common Stock to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock upon vesting of your Restricted Stock Units, and, to the extent applicable, references in this Award Agreement and the Grant Notice to Common Stock issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right. 2. Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Restricted Stock Units/shares of Common Stock credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock. 3. Number of Shares. The number of Restricted Stock Units/shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share. 4. US Securities Law Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations. 5. Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Award Agreement. In the absence of such a designation, your legal representative will be entitled to receive, on behalf of your estate, such Common Stock or other consideration. (a) Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will cease and your executor or administrator of your estate will be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested but was not issued before your death. (b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder, pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument that contains the information required by the

Exhibit 10.15 4 Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement. 6. Date of Issuance. (a) The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Award Agreement, in the event one or more Restricted Stock Units vests, the Company will issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”. (b) If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day. In addition, if: (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Plan”)), and either (1) Withholding Taxes do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Taxes by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Award Agreement (including but not limited to a commitment under a 10b5-1 Plan) and (C) not to permit you to pay the Withholding Taxes in cash or from other compensation otherwise payable to you by the Company then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d). (c) The form of delivery of the shares of Common Stock in respect of your Award (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company. 7. Dividends. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you. 8. Restrictive Legends. The shares of Common Stock issued under your Award will be endorsed with appropriate legends as determined by the Company. 9. Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Award Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. 10. Award not a Service Contract. (a) Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice, subject to applicable laws and your service or employment agreement. Nothing in this Award Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Award Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or

Exhibit 10.15 5 affiliation; (iii) confer any right or benefit under this Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Award Agreement or Plan; or (iv) deprive the Company of the right to terminate you without regard to any future vesting opportunity that you may have. (b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award is earned only by continuing as an employee, director or consultant of the Company or an Affiliate and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Award Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Award Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Award Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or an Affiliate to terminate your Continuous Service at any time, with or without cause and with or without notice, subject to applicable laws, and will not interfere in any way with the Company’s right to conduct a reorganization. 11. Tax Withholding Obligations. (a) On each vesting date, and on or before the time you receive a distribution of the shares underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and social insurance contribution withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) (pursuant to this authorization and without further consent) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and, if applicable, foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee. However, the Company does not guarantee that you will be able to satisfy the Withholding Taxes through any of the methods described in the preceding provisions and in all circumstances you remain responsible for timely and fully satisfying the Withholding Taxes. (b) Unless the tax withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock or other consideration pursuant to this Award. (c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. 12. Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

Exhibit 10.15 6 13. Data Privacy. The following provisions shall apply to you if you reside in the EU or EEA. Data Collected and Purposes of Collection You understands that the Company, acting as controller as well as your employer, may collect, to the extent permissible under applicable law, certain personal information about you, including name, home address and telephone number, information necessary to process payment of the Award (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in the Company (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all Awards granted, canceled, vested, unvested or outstanding in your favor, and where applicable service termination date and reason for termination (e.g., for cause or other than for cause) (all such personal information is referred to as (“Data”). The Data is collected from you, your employer, and from the Company, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Award Agreement. The legal basis (that is, the legal justification) for processing the Data is to perform this Award Agreement. The Data must be provided in order for you to participate in the Plan and for the parties to this Award Agreement to perform their respective obligations thereunder. If you do not provide Data, you will not be able to participate in the Plan and become a party to this Award Agreement. Transfers and Retention of Data You understand that your employer will transfer Data to the Company for purposes of plan administration. The Company and your employer may also transfer your Data to other service providers (such as accounting firms, payroll processing firms or tax firms), as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of this Award Agreement. You understand that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission. Where a recipient is located in a country that does not benefit from an adequacy decision, the transfer of the Data to that recipient will be made through the European Commission-approved standard contractual clauses. You understand that Data will be held only as long as is necessary to implement, administer and manage your rights and obligations under this Award Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Award Agreement. The Participant’s Rights in Respect of Data The Company will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date. You are entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). You also have the right to request access to your Data as well as additional information about the processing of that Data. Further, you are entitled to object to the processing of Data or have your Data erased, under certain circumstances. As from 25 May 2018, and subject to conditions set forth in applicable law, you are entitled to (i) restrict the processing of your Data so that it is stored but not actively processed (e.g., while the Company assesses whether you are entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Award Agreement or generated by you, in a common machine-readable format. To exercise your rights, you may contact the local human resources representative. You may also contact the relevant data protection supervisory authority, as you have the right to lodge a complaint. The data protection officer may be contacted at privacy@mongodb.com. The following provisions shall apply to you if you reside outside the US and EU/EEA. You hereby explicitly and unambiguously (i) acknowledge and (ii) to the extent required under applicable law, consent to, the collection, use and transfer, in electronic or other form, of your personal data as described in and necessary to perform this Award Agreement and any other Award grant materials, by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that to the extent not prohibited under applicable law, the Company and the Affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan. Certain Data may also constitute “sensitive personal data” within the meaning of applicable law. Such Data includes, but is not limited to, the information provided above and any changes thereto and other required personal and financial data about you. You hereby (i) acknowledge and (ii) to the extent required under applicable law, provide explicit consent to, the processing of any such Data by the Company and any Affiliate. You understand that Data will be transferred to such stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the

Exhibit 10.15 7 Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have data privacy laws and protections that are not considered adequate in your country. You understand that if you resides outside the United States, you may request in those countries where required to be disclosed under applicable law, a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You (i) acknowledge and (ii) to the extent required under applicable law, authorize the receipt, possession, use, retention and transfer of the Data, in electronic or other form, by the Company, any other possible recipients which may assist the Company with implementing, administering and managing the Plan, for the sole purposes of such implementation, administration and management. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, if required by applicable law, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein insofar as such consents are required under applicable law, in any case without cost, by contacting in writing your local human resources representative. Further, you acknowledge that if you are providing consent(s) herein, you are doing so on a purely voluntary basis. Insofar as any consent is required under applicable law, and you either do not consent or later seek to revoke your consent, your employment status or service and career with the Company or Affiliate will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company will not be able to grant you options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent (insofar as consent is required under applicable law) may affect your ability to participate in the Plan, but will have no further detrimental implications for you. For more information on the consequences of your refusal to consent or withdrawal of consent in the event that consent is required under applicable law, you understand that you may contact the local human resources representative. 14. Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Award Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Award Agreement until such shares are issued to you pursuant to Section 6 of this Award Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person. 15. Notices. Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to the Company at its primary executive offices, attention: Stock Plan Administrator, and addressed to you at your address as on file with the Company at the time notice is given. 16. Headings. The headings of the Sections in this Award Agreement are inserted for convenience only and will not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement. 17. Additional Acknowledgements. You hereby consent and acknowledge that: (a) Participation in the Plan is voluntary and therefore you must accept the terms and conditions of the Plan and this Award Agreement and Grant Notice as a condition to participating in the Plan and receipt of this Award. This Award and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past. All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the size of such awards and performance and other conditions applied to the awards, will be at the sole discretion of the Company. (b) The future value of your Award is unknown and cannot be predicted with certainty. You do not have, and will not assert, any claim or entitlement to compensation, indemnity or damages arising from the termination of this Award or diminution in value of this Award and you irrevocably release the Company, its Affiliates and, if applicable, your employer, if different from the Company, from any such claim that may arise. (c) The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

Exhibit 10.15 8 (d) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. (e) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award. (i) This Award Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. (f) All obligations of the Company under the Plan and this Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and assets of the Company. 18. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company. 19. Effect on Other Employee Benefit Plans. The value of the Award subject to this Award Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate. 20. Choice of Law. The interpretation, performance and enforcement of this Award Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules. 21. Severability. If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid. 22. Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s insider trading policy permitting directors and employees to sell shares only during certain “window” periods, in effect from time to time. 23. Amendment. This Award Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Award Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Award Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein. 24. Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the earlier of: (i) the fifth business day following your death, or (ii) the date that is six (6) months and one day after the date of the separation from service,

Exhibit 10.15 9 with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). 25. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan. 26. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and that such online or electronic participation shall have the same force and effect as documentation executed in written form. 27. Language. If you have received this Award Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 28. Country Appendix. Notwithstanding any provisions in this Award Agreement, the Award grant shall be subject to any special terms and conditions set forth in the Appendix to this Award Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement. 29. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any shares of stock acquired upon vesting of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. ***** This Award Agreement will be deemed to be signed by the Company and the Participant upon the signing or electronic acceptance by the Participant of the Performance-Based Restricted Stock Unit Grant Notice to which it is attached.

Exhibit 10.15 10 APPENDIX A MONGODB, INC. 2016 EQUITY INCENTIVE PLAN AWARD AGREEMENT (RESTRICTED STOCK UNITS) This Appendix includes additional terms and conditions that govern the Award granted to you under the Plan if you reside in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Award Agreement. This Appendix also includes information regarding securities, exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that the Award vests or you sell shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently working, the information contained herein may not be applicable to you. ARGENTINA Notifications Securities Law Information You understand that neither the Awards nor the shares are publicly offered or listed on any stock exchange in Argentina. Therefore the offer of the Awards does not constitute a public offering as defined under Argentinian law. The offer is private and not subject to the supervision of any Argentinian governmental authority. Exchange Control Information If you transfer proceeds from the sale of shares and any cash dividends into Argentina, you may be subject to certain restrictions, including mandatory deposits. The Argentinian bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase the shares, etc.). You are solely responsible for complying with the exchange control rules that may apply to you in connection with your participation in the Plan and/or transfer of proceeds from the sale of shares or receipt of dividends acquired under the Plan into Argentina. Prior to transferring funds into or out of Argentina, you should consult your local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice. Foreign Asset/Account Reporting Information Argentinian residents must report any shares acquired under the Plan and held by the resident on December 31 of each year on their annual tax return for that year. AUSTRALIA Securities Law Information The offering and resale of shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. You should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Exhibit 10.15 11 Offer of Stock Awards The Board, in its absolute discretion, may make a written offer to an eligible person who is an Australian Resident (each such offeree being referred to in this Appendix A as a “Participant”) it chooses to accept an Award. The offer shall specify the maximum number of shares subject to an Award which you may accept, the Date of Grant, the Expiration Date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the Award or the resultant Common Stock (all of which may be set by the Board in its absolute discretion). The offer is intended to receive tax deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Appendix A. The offer shall be accompanied by an acceptance form and a copy of the Plan and this Appendix A or, alternatively, details on how you may obtain a copy of the Plan and this Appendix A. Grant of Awards If you validly accept the Board’s offer of an Award, the Board must grant you an Award for the number of shares for which the Award was accepted. However, the Board must not do so if you have ceased to be an eligible person at the date when the Award is to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) (the “Corporations Act”) without a disclosure document, product disclosure statement or similar document. The Company must provide an Award Agreement in respect of the Award granted to the Participant to be executed by the Participant as soon as practicable after the date of grant. Awards granted to Participants under this Appendix A that are Options must not have an Expiration Date exceeding fifteen (15) years from the Date of Grant. Tax Deferred Treatment Ordinary shares. Awards issued to a Participant under this Appendix A must relate to ordinary shares. For the purpose of this Appendix A, ordinary shares shall be defined in accordance with its ordinary meaning under Australian law. Predominant business of the Company. Awards must not be issued to Participants where those Awards relate to Restricted Stock Units or shares in a company that has a predominant business of the acquisition, sale or holding of shares, securities or other investments. Real risk of forfeiture. Awards that are Restricted Stock Units issued to a Participant under this Appendix A must have a real risk of forfeiture, the Vesting conditions by which this risk is achieved is to be determined by the Board in its absolute discretion. 10% limit on shareholding and voting power. Immediately after you acquire the Awards, you must not: (i) hold a beneficial interest in more than 10% of the shares in the Company; or (ii) be in a position to cast, or control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of the Company. For the purposes of these thresholds, Awards that are Restricted Stock Units are treated as if they have been exercised and converted into Common Stock. AUSTRIA Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Austria. Consumer Protection Information You may be entitled to revoke the Award Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to this Award Agreement and the Plan: i. The revocation must be made within one week after the acceptance of the Award Agreement.

Exhibit 10.15 12 ii. The revocation must be in written form to be valid. It is sufficient if you return the Award Agreement to the Company or the Company’s representative with language that can be understood as your refusal to conclude or honor the Award Agreement, provided the revocation is sent within the period discussed above. Exchange Control Information If you hold securities (including shares acquired under the Plan) or cash (including proceeds from the sale of shares and any cash dividends) outside of Austria (even if you hold them outside of Austria at a branch of an Austrian bank), you may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. You are encouraged to consult your personal legal or tax advisor to understand how these rules apply to your particular situation. BELGIUM Securities Disclaimer The grant of this Award under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Belgium. Tax Withholding Your employer is generally required to withhold income taxes or social insurances, as applicable, for the grant of this Award under the Plan. BRAZIL Nature of Grant The following provisions supplement Section 17 of this Award Agreement. By accepting this Award, you acknowledge, understand and agree that (i) you are making an investment decision, (ii) you will be entitled to vest in this Award, and receive shares of Common Stock pursuant to this Award, only if the vesting conditions are met and any necessary services are rendered by you between the grant date and the vesting date(s), and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease without compensation to you. Compliance with Law By accepting this Award, you acknowledge, understand and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting and settlement of the Award, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan. Exchange Control Information If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil, including any shares of Common Stock acquired under the Plan, to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Tax on Financial Transaction If you repatriate the proceeds from the sale of shares of Common Stock or receipt of any cash dividends and convert the funds into local currency, you may be subject to the Tax on Financial Transactions. It is your responsibility to pay any applicable Tax on Financial Transactions arising from participation in the Plan. You should consult with your personal tax advisor for additional details.

Exhibit 10.15 13 BULGARIA Foreign Exchange Notice Foreign brokerage account balances in excess of BGN 50,000 on each December 31st must be reported to the Bulgarian National Bank by March 31st of the following calendar year. Moreover, for payments equal to or exceeding BGN 5,000, a statistical form must be submitted to the commercial bank handling the transaction. Securities Disclaimer The grant of the Award is exempt from the requirement to publish a prospectus under current rules as implemented in Bulgaria. CANADA Data Privacy The following provision supplements Section 17 of the Award Agreement: You hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any Affiliates and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize the Company and any Affiliates to record such information and to keep such information in your employee file. Language Consent The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Consentement relatif à la langue utilisée Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente. Foreign Asset/Account Reporting Information Canadian residents are required to report any foreign property (e.g., shares of stock acquired under the Plan and possibly unvested Restricted Stock Units) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year, although the reporting requirements have been simplified if the cost is less than C$250,000. It is your responsibility to comply with these reporting obligations, and you should consult your own personal tax advisor in this regard. Share Settlement of Award Notwithstanding anything to the contrary in the Plan or this Award Agreement, Restricted Stock Units granted to Canadian Participants shall only be settled in shares of stock and shall not be settled in cash. CHINA Notification State Administration of Foreign Exchange (SAFE) Compliance The grant of the Restricted Stock Units and the Participant’s ability to sell the shares of Common Stock shall all be contingent upon the Company or its Affiliate obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE- approved bank account. The receipt of funds by the Participant from the sale of the shares of Common Stock and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the

Exhibit 10.15 14 shares of Common Stock must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company. the Participant may contact his or her local HR office for more details about the SAFE-approved bank account. The Participant hereby acknowledges and agrees that such proceeds (net of applicable China tax) will be transferred to the SAFE- approved account prior to being delivered to China Participant’s personal account and that neither the Chinese Affiliate, the Company nor any Affiliate shall be liable for any delays or foreign exchange rate fluctuation that may happen in this process. Terms and Conditions Foreign Asset/Account Reporting Information The Participant may be required to report to SAFE all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents. Under these rules, the Participant may be subject to reporting obligations for the Restricted Stock Units, shares of Common Stock acquired under the Plan, the receipt of any dividends and the sale of shares of Common Stock. Restrictions on Holding of Common Stock Notwithstanding any terms to the contrary in the Plan, due to legal restrictions in China, Participants may be required to sell shares of Common Stock issued pursuant to the Restricted Stock Units to cover tax liabilities or within a given period of time. The Company reserves the right to require the Participant to sell all shares issued to him/her upon vesting if required by local law or otherwise as it deems appropriate at its sole discretion. All outstanding shares issued to the Participant prior to the termination of his/her employment shall be sold within six (6) months from such termination. Upon the end of the 6-month period, if there are still any remaining shares, all such shares will automatically be sold on behalf of the Participant on the first trading day following the expiry of the 6-month period. The Company reserves the right to shorten or eliminate the aforesaid post-termination sale period if required by local law or otherwise as it deems appropriate at its sole discretion. DENMARK Securities Disclosure The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Denmark. Labor/Employment IMPORTANT - STATEMENT UNDER SECTION 3(1) OF THE ACT ON STOCK OPTIONS Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive information regarding the Plan in a separate written statement in Danish. The full statement containing the information about your rights under the Plan and the Stock Option Act is attached as a separate written statement to this Award Agreement. Taxation The participation in the Plan is covered by the Danish Tax Assessment Act section 7P. The tax treatment is intended to be accordingly beneficial to the extent provided under law. FINLAND Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Finland.

Exhibit 10.15 15 FRANCE Awards Not Tax-Qualified The Award is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. You are encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Award. Tax Withholding As from January 1, 2019, vesting of the Award will give rise to income tax withholding in France. Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France. Foreign Asset/Account Information You may hold shares of stock acquired upon vesting of the Award, any proceeds resulting from the sale of shares of stock or any dividends paid on such shares of stock outside of France, provided you declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with your annual income tax return. Failure to complete this reporting may trigger penalties. GERMANY Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany. Exchange Control Information Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that you make or receive a payment in excess of this amount, you are required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de). HONG KONG Securities Law Notice WARNING: The Award and the shares of stock covered by the option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates participating in the Plan. You should be aware that the contents of the Award Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The option is intended only for your personal use and may not be distributed to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Award Agreement, including this Appendix, or the Plan, you should obtain independent professional advice. Sale of Shares Any shares of stock received at vesting of the Award are accepted as a personal investment. In the event that any portion of this Award vests within six months of the grant date, you agree that you will not offer to the public or otherwise dispose of the shares of stock acquired prior to the six-month anniversary of the grant date.

Exhibit 10.15 16 Occupational Retirement Schemes Ordinance Alert The Company specifically intends that neither the Award nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). INDIA Exchange Control Information You must repatriate to India all funds resulting from the sale of shares of stock within 90 days and all proceeds from the receipt of any dividends within 180 days. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposits the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or your employer requests proof of repatriation. Foreign Asset/Account Reporting Information You are required to declare in your annual tax return your foreign financial assets (including shares of stock) and any foreign bank accounts. You understand that it is your responsibility to comply with this reporting obligation and are advised to confer with a personal tax advisor in this regard. IRELAND Taxation: General The tax and social security consequences of participating in the Plan are based on complex tax and social security laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. Therefore, we recommend that you consult with your own tax advisor regularly to determine the consequences of taking or not taking any action concerning their participation in the Plan and to determine how the tax, social security or other laws in Ireland (or elsewhere) apply to your specific situation. Tax Withholding The references in the Plan and in the Award Agreement, and in particular Clause 8(h) (Miscellaneous) of the Plan and Clauses 11 (Withholding Obligations) and 12 (Tax Consequences) of the Award Agreement, to “tax” or “taxes” includes any and all taxes, charges, levies and contributions in Ireland or elsewhere, to include, in particular, income tax (PAYE), Universal Social Charge (USC) and Pay Related Social Insurance (PRSI) (“Taxes”). Tax Indemnity The Participant shall be accountable for any Taxes, which are chargeable on any assessable income deriving from the grant, vesting of, or other dealing in Awards or Common Stock issued pursuant to an Award. The Company shall not become liable for any Taxes, as a result of your participation in the Plan. In respect of such assessable income, the Participant shall indemnify the Company and (at the direction of the Company) any Affiliate, which is or may be treated as the employer you in respect of the Taxes (the “Tax Liabilities”). Pursuant to the indemnity referred to in the preceding paragraph, where necessary, you shall make such arrangements, as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following: i. making a cash payment of an appropriate amount to the relevant company whether by cheque, banker’s draft or deduction from salary in time to enable the Company to remit such amount to the Irish Revenue Commissioners before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; or ii. appointing the Company as agent and / or attorney for the sale of sufficient Common Stock, acquired pursuant to the grant, exercise, purchase, vesting or other dealing in Awards, or Common Stock issued pursuant to an Award to cover the Tax Liabilities and authorizing the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Common Stock.

Exhibit 10.15 17 Company Law - Notification Obligation If you are a director, shadow director or secretary of any Irish subsidiary of the Company, you are required to notify the Irish subsidiary in writing within five or eight days, depending on the circumstances involved, if you hold an interest in, or receive or dispose of an interest in the Company (which includes Restricted Stock Units). This notification requirement also applies with respect to the interests of a person’s spouse, civil partner or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary). Where the shares or the stock options held amount to an interest in less than 1% of the nominal value of the Company’s issued voting share capital, or do not carry the right to vote at the Company’s general meetings, disclosure is not required. This exemption also applies to company secretaries. Securities Law The grant of the Award is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Ireland. Employment You acknowledge that your terms of employment shall not be affected in any way by your participation of the Plan, which shall not form part of such terms (either expressly or impliedly). You acknowledge that your participation in the Plan shall be subject at all times to the rules of the Plan as may be amended from time to time (including, but not limited to, any claw back provisions). If on termination of your employment (whether lawfully, unlawfully, or in breach of contract) you lose any rights or benefits under the Plan (including any rights or benefits which you would not have lost had your employment not been terminated), you hereby acknowledge that you shall be entitled to (and hereby waive) any compensation for the loss of any rights or benefits under the Plan, or any replacement or successor plan. The Plan is entirely discretionary and may be suspended or terminated by the Board at a time for any reason. Participation in the Plan is entirely discretionary and does not create any contractual or other right to receive future grants of options or benefits in lieu of options. All determinations with respect to future options will be at the entire discretion of the Board. Rights under the Plan are not pensionable. ISRAEL Restricted Stock Units granted to employees of the Israeli subsidiary of the Company will be subject to the provisions of the Plan and the Appendix for Israeli Participants. Restricted Stock Units are meant to be granted under the trustee capital gains route pursuant to section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance [New Version] 1961 (“Section 102”). Definitions not contained herein shall have the meaning given to them in the Appendix for Israeli Participants. In the event of any conflict, whether explicit or implied, between the provision of the Award Agreement and the Israeli Appendix, the provisions set out in the Israeli Appendix shall prevail. In addition to the declarations included in the Grant Notice and the Award Agreement above, by accepting the grant of the Award (i) you authorize the Company to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations according to Section 102, the trust deed and the trust agreement, including without limitation information about your Restricted Stock Units, income tax rates, salary bank account, contact details and identification number, (ii) you agree to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Award Agreement, (iii) you are familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the applicable tax route, and agree to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply or I may be subject to tax at higher rates, (iv) you agree to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Affiliate, including but not limited to the control of the Restricted Stock Units and Common Stock by the Trustee, (v) you acknowledge that releasing the Common Stock from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agree to bear the relevant sanctions. Trust The Restricted Stock Units and the Common Stock issued upon vesting or otherwise and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the Restricted Stock Units (the “Additional Rights”) shall be issued to or controlled by the Trustee for your benefit under the provisions of Section 102 pursuant to the capital gains route for at least the period stated in Section 102 of the Ordinance and

Exhibit 10.15 18 the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the Restricted Stock Units or underlying shares of Common Stock do not meet the requirements of Section 102, such Restricted Stock Units and the underlying shares of Common Stock shall not qualify for the favorable tax treatment under the Capital Gains Route of Section 102. The Company makes no representations or guarantees that the Restricted Stock Units will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102. Any fees associated with any vesting, sale, transfer or any act in relation to the Restricted Stock Units shall be borne by you and the Trustee and/or the Company and/or any Affiliate shall be entitled to withhold or deduct such fees from payments otherwise due to from the Company or an Affiliate or the Trustee. In accordance with the requirements of Section 102 and the Capital Gains Route, you shall not sell nor transfer the shares of Common Stock or Additional Rights from the Trustee until the end of the required Holding Period. Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by you. Tax Any and all taxes due in relation to the Restricted Stock Units and Common Stock, shall be borne solely by you. The Company and/or any Affiliate and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, you hereby agree to indemnify the Company and/or any Affiliate and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to you. The Company and/or any Affiliate and/or the Trustee, to the extent permitted by law, shall have the right to deduct from any payment otherwise due to you or from proceeds of the sale of the Common Stock, an amount equal to any Taxes required by law to be withheld with respect to the Common Stock. You will pay to the Company, any subsidiary or the Trustee any amount of taxes that the Company or any Affiliate or the Trustee may be required to withhold with respect to the Common Stock that cannot be satisfied by the means previously described. The Company may refuse to deliver the Common Stock if you fail to comply with your obligations in connection with the taxes as described in this section. The tax treatment of any Restricted Stock Units not guaranteed and although a Restricted Stock Unit may be granted under a certain tax route, they may become subject to a different tax route in the future. ITALY Foreign Asset/Account Reporting Information If you are an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and shares of stock) which may generate taxable income in Italy, you are required to report these assets on your annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if you are the beneficial owner of foreign financial assets under Italian money laundering provisions. Securities Disclaimer The grant of the options is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Italy. JAPAN Foreign Exchange Under certain circumstance, you may be required to file a report with the Ministry of Finance if you intend to acquire shares of stock whose value exceeds a certain amount. The reporting, if required, is due within 20 days from the acquisition of the shares of stock (however, if you acquire such shares of stock through a securities company in Japan, such requirement will not be imposed). The reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. You are advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in your country apply to your specific situation. Laws and regulations change frequently and occasionally on a retroactive basis.

Exhibit 10.15 19 Foreign Asset/Account Reporting Information Japanese residents holding assets outside of Japan with a total net fair market value exceeding the legally designated amount (currently ¥50 million) are required to comply with annual tax reporting obligations with respect to such assets. You are advised to consult with a personal tax advisor to ensure that you are properly complying with applicable reporting requirements. Securities Law Information The Award and the shares of stock have not been registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948), as amended (the “FIEA”). The Award and the shares of stock issuable upon the vesting of Award may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term “resident of Japan” means any natural person having his or her place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan. KOREA Foreign Assets Reporting Information Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). You should consult your personal tax advisor to determine how to value your foreign accounts for purposes of this reporting requirement and whether you are required to file a report with respect to such accounts. LUXEMBOURG Exchange Control Information You are required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within 15 working days following the month during which the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on your behalf. However, as long as the Company is not a Luxembourg resident financial company, the statistical reporting obligation should not apply Securities Law Information The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Luxembourg. MALAYSIA Securities Law Information The grant of the Award has been made in compliance with applicable Malaysian securities requirements. Malaysian Insider Trading Notification You should be aware of the Malaysian insider-trading rules, which may impact your acquisition or disposal of shares of Common Stock under the Plan. Under the Malaysian insider-trading rules, you are prohibited from acquiring or selling shares of Common Stock when you are in possession of information which is not generally available and which you know or should know will have a material effect on the price of shares of Common Stock once such information is generally available. Director Notification Obligation

Exhibit 10.15 20 If you are a director of the Company's Malaysian Affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when you receive or dispose of an interest (e.g., Awards under the Plan or shares of Common Stock) in the Company or any Affiliate. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any Affiliate. MEXICO Labor Law Acknowledgment These provisions supplement Section 17 of the Award Agreement: Modification. By accepting the Award, you understand and agree that any modification of the Plan or the Award Agreement or its termination shall not constitute a change or impairment of the terms and conditions of your employment. Policy Statement. The grant of the Award made under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability. The Company with registered offices at 229 W. 43rd Street, 5th floor, NY, NY, 10036, United States of America, is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of shares of stock does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is the Company’s Mexican Affiliate, nor does it establish any rights between you and your employer. Plan Document Acknowledgment By accepting the grant of Award, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Award Agreement in their entirety and fully understand and accept all provisions of the Plan and the Award Agreement. In addition, by signing the Award Agreement, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in Section 11 of the Award Agreement (“Nature of Grant”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) none of the Affiliates or the Company is responsible for any decrease in the value of the shares of stock underlying the options. Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to the employer, the Company and any Affiliates with respect to any claim that may arise under the Plan. NETHERLANDS Prohibition Against Insider Trading You should be aware of the Dutch insider trading rules, which may affect the sale of shares acquired under the Plan. In particular, you may be prohibited from effecting certain share transactions if you have insider information regarding the Company. Below is a discussion of the applicable restrictions. You are advised to read the discussion carefully to determine whether the insider rules could apply to you. If it is uncertain whether the insider rules apply, the Company recommends that you consult with a legal advisor. The Company cannot be held liable if you violate the Dutch insider trading rules. You are responsible for ensuring your compliance with these rules. Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, Participant is referred to the website of the Authority for the Financial Markets (AFM): https://www. afm.nl/en/professionals/onderwerpen/marktmisbruik. Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Affiliate may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into this Award Agreement and participating in the Plan, you acknowledge having read and understood the notification above and acknowledge that it is your responsibility to comply with the Dutch insider trading rules, as discussed herein. Securities Disclaimer

Exhibit 10.15 21 The grant of the Award is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the Netherlands. NEW ZEALAND Notification Securities Law Notice The Participant is being offered an opportunity to participate in the Plan. In compliance with New Zealand securities law, the Participant is hereby notified that all documents related to the Plan have either been provided to the Participant or are available via the website or hard copy. A copy of the above documents will be provided to the Participant, free of charge, on written request to the Company. Notwithstanding any other provisions of the Plan, every covenant or other provisions set out in exclusion under Schedule 1 of the New Zealand Financial Markets Conduct Act 2013 ("FMCA") or in an exemption or modification granted from time to time by the Financial Markets Authority in respect of the Plan or which applies to the Plan pursuant to its powers under the FMCA and required to be included in the Plan in order for that exclusion, exemption or modification to have full effect, is deemed to be contained in the Plan. To the extent that any covenant or other provision deemed by this clause to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision will prevail. The Participant is encouraged to read the provided materials carefully before making a decision on whether to participate in the Plan. In addition, the Participant should consult a tax advisor for specific information concerning personal tax situation with regard to Plan participation. Warning You are being offered Restricted Stock Units in MongoDB, Inc. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision. The usual rules do not apply to this offer because it is a small offer. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. Ask questions, read all documents carefully, and seek independent financial advice before committing yourself. POLAND Notifications Securities Disclaimer The grant of Award under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Poland. Exchange Control Information If you hold foreign securities (including shares of Common Stock) and maintain accounts abroad, you may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds PLN 7

Exhibit 10.15 22 million, you must file reports on the transactions and balances of the accounts on a quarterly basis. Further, any fund transfers in excess of €15,000 (or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur) into or out of Poland must be effected through a bank in Poland. Polish residents are required to store all documents related to foreign exchange transactions for a period of five years. Employment In order to meet the requirements of the Plan you shall authorize your employer: i. to make relevant deductions from your remuneration, ii. to notify the Company about events relevant for your right to continue to participate in the Plan. PORTUGAL Exchange Control If you receive shares upon vesting of the Award, the acquisition of the shares should be reported to the Banco de Portugal for statistical purposes. If the shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal. Securities Disclaimer The grant of the Award is exempt or excluded from the requirement to publish a prospectus under EU Prospectus Regulation as implemented in Portugal. SINGAPORE Securities Law Information The grant of the Award is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Award is subject to section 257 of the SFA and you will not be able to make any subsequent sale in Singapore of the shares acquired through the vesting of the Award or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA. Director Notification Obligation If you are a director, associate director or shadow director of a Singapore Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing when you receive an interest (e.g., restricted stock units or share of stock) in the Company or any Affiliate. In addition, you must notify the Singapore Affiliate when you sell shares of the Company or any Affiliate (including when you sell shares acquired through the vesting of Award). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Affiliate. In addition, a notification must be made of your interests in the Company or any Affiliate within two business days of becoming a director. SPAIN Labor Law Acknowledgment The following provision supplements Section 17 of the Award Agreement: In accepting the Award, you consent to participate in the Plan and acknowledge that you have received a copy of the Plan. You understand and agree that the Company has unilaterally, gratuitously and discretionally decided to grant the Award under the Plan to individuals who may be employees of the Company and any Affiliates throughout the world. The decision is a limited decision that

Exhibit 10.15 23 is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliates, over and above the specific terms of the Plan. Consequently, you understand that the Award is granted on the assumption and condition that the Award and any shares of stock issued upon vesting of the Award are not part of any employment contract (either with the Company or any Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the Award would not be granted to you but for the assumptions and conditions referred to herein; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Award and any right to the Award shall be null and void. Further, the vesting of the Award is expressly conditioned on your continued employment, such that upon termination of employment, the Award may cease vesting immediately, effective on the date of your termination of employment (unless otherwise specifically provided in the Award Agreement and/or the Plan). In particular, you understand and agree that any non-vested Awards as of the date you are no longer actively employed or in service (unless otherwise specifically provided in the Award Agreement and/or the Plan) will be forfeited without entitlement to the underlying shares of stock or to any amount of indemnification in the event of termination of your employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. Securities Disclaimer The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Spain. The grant of the Award and the shares of stock issued pursuant to the vesting of the Award are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor the Award Agreement have been registered with the Comision National del Mercado de Valores and do not constitute a public offering prospectus. Exchange Control Information The acquisition, ownership and disposition of shares of Stock and must be declared for statistical purposes to the Direcciόn General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. If you acquire shares of stock through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you; otherwise, you will be required make the declaration by filing the appropriate form with the DGCI. Generally, the declaration must be made in January for shares of Stock owned as of December 31 of the prior year; however, if the value of shares of stock acquired or sold exceeds a designated threshold (or you hold 10% or more of the capital of the Company or such other amount that would entitle you to join the Company’s board of directors), the declaration must be filed within one (1) month of the acquisition or sale, as applicable. Foreign Asset/Account Reporting Information To the extent you hold rights or assets outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of stock, cash, etc.) as of December 31 each year, such resident will be required to report information on such rights and assets on your annual tax return for such year. After such rights and assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000. Further, you will be required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including shares of Stock acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000. Further, you are required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of stock acquired under the Plan), and any transactions with non-Spanish residents (including any payments of cash or shares of stock made to you under the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the relevant year, exceed €1,000,000. SWEDEN Securities Disclosure

Exhibit 10.15 24 Your participation in the Plan and the grant of the Award are exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Sweden. Exchange Control You understand and agree that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if you have a brokerage account with a foreign broker. SWITZERLAND Securities Law Notification The grant of the Award is considered a private offering and therefore is not subject to securities registration in Switzerland. TAIWAN Securities Disclaimer Neither the Plan nor the Award are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan. UNITED ARAB EMIRATES Securities Law Information Participation in the Plan is being offered only to selected recipients and is in the nature of providing equity incentives to recipients in the United Arab Emirates. The Plan and the Award Agreement are intended for distribution only to such recipients and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of the Plan and the Award Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents. UNITED KINGDOM Securities Disclaimer The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the UK. This Award Agreement is not an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Award s are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.